PROMISSORY NOTE

                                             December 12,1996
                                             U.S. $30,000,000
                                             Los Angeles, California


For Value Received, AST Research, Inc. (the "Borrower"), a corporation duly organized and validly existing under the laws of Delaware, hereby promises to pay to the order of ABN AMRO Bank, N.V. (the "Bank"), at the office of the Bank located at 500 Park Avenue, New York, New York, 10022 (or at such other place of payment designated by the holder hereof to the Borrower), on Demand, the principal sum of:

                       Thirty Million Dollars($30,000,000)

 or if less, the unpaid principal amount of all loans (the
"Loans") made by the Bank to the Borrower at its request, in lawful money of The United States of America.

The Borrower hereby further promises to pay to the order of the Bank, at the place of payment, interest on the unpaid principal amount of all Loans evidenced hereby from the date thereof until the maturity thereof, at either (i)*the Prime Rate (as hereinafter defined) from time to time in effect or
(ii)*the rate per annum from time to time offered by the Bank to the Borrower prior to each Loan, such rate to remain fixed for the relevant Interest Period as hereinafter defined. "Interest Period" shall mean successive one-month, two-month, three-month or six-month periods (as selected from time to time by the Borrower by irrevocable notice (in writing or by telephone confirmed via telecopy) given to the Bank not less than three Business Days prior to the first day of each respective Interest Period) commencing on the date of the Loan; provided that: (i) each such one-month, two-month, three-month or six-month period occurring after the initial such period shall commence on the day on which the next preceding period expires; and (ii) if for any reason the Borrower shall fail to timely select a period, then it shall be deemed to have selected a one-month period. Interest shall be payable on the last Business Day of each Interest Period as to offered rate loans, commencing on the first such date to occur after the date hereof, and interest as to Prime Rate loans shall be payable quarterly. Interest as to all loans shall be payable at maturity and after maturity on demand, and on the date of any payment hereon on the amount paid. The Borrower hereby further promises to pay to the order of the Bank, on demand, at the place of payment, interest on the unpaid principal amount hereof after maturity, at the rate per annum equal to the higher (redetermined daily) of (i) one per cent (1%) per annum in excess of the interest rate in effect just prior to maturity, or (ii) the sum of one percent (1%) and the Prime Rate of the Bank from time to time in effect. "Prime Rate" shall mean the rate of interest equal to the higher (redetermined daily) of (i) the per annum rate of interest announced by the Bank from time to time at its principal office in New York City as its prime rate for U.S. dollar loans (with any change in such Prime Rate to become effective as and when such prime rate change shall become effective) or (ii) the per annum rate of interest at which overnight federal funds are from time to time offered to the Bank by any bank in the interbank market plus one half of one per cent (.50%) per annum. Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days. "Business Day" shall mean any day other than a Saturday, a Sunday and, as to Prime Rate loans, a day on which banks in New York and Los Angeles are required or permitted by law to close and as to offered rate loans, a day on which banks in London, New York and Los*Angeles are required or permitted by law to close.

The Bank shall record on its books or records or on the schedule to this Promissory Note which is a part hereof, the interest rate, principal amount and date of each Loan made hereunder, the Interest Period applicable thereto and all payments of principal and interest made thereon; provided that prior to the transfer of this Note all such information shall be recorded on the schedule attached to this Promissory Note. The record thereof, whether shown on such books or records or on the schedule to this Promissory Note, shall be conclusive and binding upon the Borrower, absent manifest error; provided, however, the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made hereunder, together with all accrued interest thereon and all other amounts payable hereunder.

All payments due hereunder shall be made by the Borrower to the holder hereof no later than 2:30 p.m. local time at the place of payment, in lawful money of the United States of America and in funds immediately available and freely transferable at the place of payment, free and clear of, and without deduction for, any present or future taxes, levies, offsets, counterclaims or deductions of any nature whatsoever ("Deductions"). Payments received after such local time shall be deemed received by the holder hereof on the next succeeding Business Day at such place of payment. In the event that the Borrower is compelled for any reason to make any Deductions, it shall pay to the holder hereof such amounts (after giving effect to all Deductions on all additional payments to be made hereunder) as will result in the receipt by the holder hereof of the amount such holder would have received had no such Deductions been required to be made. If any payment shall fall due hereunder on a day that is not a Business Day for the holder hereof at the place of payment, payment shall be made on the next succeeding Business Day at such place of Payment and interest thereon shall be payable for such extended time, provided, however, that if such succeeding Business Day shall fall into a new calendar month payment shall be made on the Preceding Business Day.

The Borrower may prepay any Loan evidenced hereby, without premium or penalty, only on the last Business Day of any Interest Period with respect to such Loan after giving three Business Days' (as to offered rate loans) and 11:00 a.m. Los Angeles time same Business Day (as to Prime Rate loans) prior written notice (which shall be irrevocable) of its determination to repay. Otherwise any Loan evidenced by this Promissory Note may not be prepaid in whole or in part without the prior written consent of the holder hereof.

If, for any reason (including by reason of a demand for payment by the Bank or any holder hereof), any Loan evidenced by this Promissory Note is paid prior to the last Business Day of any Interest Period, the Borrower agrees to indemnify the holder hereof against any loss (including any loss on redeployment of the funds repaid or any loss in respect of the breakage of any swap or other hedging or funding arrangement), cost or expense incurred by the holder as a result of such repayment. The Borrower also hereby agrees to indemnify the holder hereof against any loss, cost or expense incurred by such holder as a result of any default or delay by the Borrower in making any payment required hereby, including without limitation, all court cost, reasonable attorney's fees and other costs of collection. No delay on the part of the holder hereof in exercising any of its options, powers or rights, or partial or single exercise thereof shall constitute a waiver thereof. The options, powers and rights of the holder hereof specified herein are in addition to those otherwise created.

If any present or future law, treaty, rule or regulation or guideline or in the interpretation thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank (b) subject the Bank, the Loan evidenced hereby or this Promissory Note to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank) or (c) impose on the Bank any other condition regarding the Loans evidenced hereby, this Promissory Note or the Bank's funding thereof and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining the Loan evidenced hereby or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify it for such increased cost or reduced amount.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to choice of law or conflicts of laws principles.

AST Research, Inc.


By  /s/ Won S. Yang
Its:  Senior Vice President, Finance and Acting Chief
Financial Officer


ABN AMRO Bank N.V.                                 December
10, 1996



                                    GUARANTEE


Dear Sirs:
In consideration of the granting by you of a Revolving Credit Facility (the "Facility") for USD*30,000,000.00 (US Thirty Million Dollars) to AST Research, Inc., we, Samsung Electronics Co., Ltd., a company incorporated in the Republic of Korea, hereby irrevocably and unconditionally guarantee to you on your first demand, as primary obligor and not merely as surety, the due and punctual payment of all sums due to you under the Facility including, without prejudice to the generality of the foregoing, principal, interest (including interest on overdue amounts) and costs (the "Indebtedness").

We hereby waive any presentation, demand, protest or notice of any kind whether judicial or extra judicial. We further agree that you are at liberty to vary or release securities, to grant time, indulgence or renewals to AST Research, Inc. or vary the terms or conditions of the Facility, without prejudicing or affecting your rights against us under this guarantee. We agree that we shall not be entitled to prove in the liquidation of AST Research, Inc. in competition with you or to have the benefit of any securities you may hold until the whole of your claim in respect of the Indebtedness is satisfied.

We further represent, warrant and agree that we have full power and authority to execute and deliver this guarantee and that the liability assumed by us hereunder constitutes a legally and binding obligation enforceable in accordance with its terms, payable in lawful currency of the United States of America at your principal office in New York City in freely transferable and immediately available funds and free and clear and without deduction for or on account of any present or future taxes, charges or deductions of any kind whatsoever.

This guarantee shall be governed by the internal laws of the State of New York. This guarantee shall be a continuing security and shall remain in full force and binding until such time as all sums due and payable have been irrevocably paid in full and this guarantee has been released by you.

Samsung Electronics Co., Ltd.


By  /s/  KWANG HO KIM
 Its  Vice Chairman